UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2023 (July 13, 2023)

ARCONIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39162	84-2745636
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 400 Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

412-992-2500
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ARNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 2.02.	Results of Operations and Financial Condition.

Preliminary Financial Results for the three months ended June 30, 2023

As previously disclosed, on May 4, 2023, Arconic Corporation (NYSE: ARNC) (“Arconic” or the “Company”) entered into a definitive agreement to be acquired by Arsenal AIC Parent LLC (“Parent”), a Delaware limited liability company and affiliate of funds managed by affiliates Apollo Global Management, Inc. (NYSE: APO) with a minority investment from funds managed by affiliates of Irenic Capital Management (the “Transaction”).

In connection with Parent’s anticipated discussions with prospective lenders for the purposes of financing the Transaction, the Company is disclosing preliminary estimates of unaudited selected financial results for the three months ended June 30, 2023 and selected historical data.  Unaudited consolidated financial statements for the three months ended June 30, 2023 are not yet available.  Ranges have been provided, rather than specific amounts, for the preliminary estimates of the financial information described below because financial closing procedures for the three months ended June 30, 2023 are not yet complete.  Such preliminary estimated ranges reflect management’s current views, and the Company’s unaudited financial results for the three months ended June 30, 2023 may differ from the preliminary estimates presented as a result of financial and accounting closing and review procedures, including final adjustments, management’s review of results, and the impact of developments that may arise between now and the time the financial results are finalized.  The preliminary estimates of unaudited results for the three months ended June 30, 2023 are subject to the completion of financial and accounting review procedures and should not be viewed as a substitute for consolidated financial statements prepared in accordance with GAAP for any period, including the period presented.

Preliminary estimates are forward-looking statements and are not guarantees of future performance or outcomes.  See “Forward-Looking Statements and Information” below for additional information regarding factors that could result in differences between the preliminary estimated ranges of financial results presented below and the actual financial results for the three months ended June 30, 2023.  These estimates are not necessarily indicative of the results to be achieved for any future period.

(in millions, unaudited)	Quarter ended
June 30, 2023
Sales	$1,940 – $2,040
Net income*	$50 – $70
Adjusted EBITDA	$193 – $203

*
Assuming the Transaction closes, the Company expects to recognize approximately $60 million of additional acquisition-related expenses, which have not been accrued to date, associated with contractual agreements that are contingent upon the closing of the Transaction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Additional Information About the Proposed Transaction and Where to Find It
This Current Report on Form 8-K relates to the proposed transaction involving Arconic Corporation (the “Company”).  In connection with the proposed transaction, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A on June 16, 2023 (the “Proxy Statement”).  The Proxy Statement was first sent to Arconic’s stockholders on June 16, 2023.  This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to its stockholders in connection with the proposed transaction.  The proposed transaction will be submitted to the Company’s stockholders for their consideration.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The Company’s stockholders can obtain a free copy of the Proxy Statement, as well as other filings containing information about the Company, without charge, at the SEC’s website (www.sec.gov).  Copies of the Proxy Statement and the filings with the SEC incorporated by reference therein can also be obtained, without charge, by directing a request to Arconic Corporation, 201 Isabella Street, Suite 400, Pittsburgh, Pennsylvania, 15212-5872, Attention: Investor Relations; telephone (412) 315-2984, or from the Company’s website at www.arconic.com/sec-filings.

Participants in the Solicitation of Proxies
The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding the Company’s directors and executive officers is available in the Company’s definitive proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 5, 2023, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 21, 2023, and in other documents filed by the Company with the SEC.  These documents can be obtained free of charge from the sources indicated above.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available.  Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.  Investors should read the Proxy Statement carefully before making any voting or investment decisions.

Non-GAAP Financial Measures
Some of the information included in this Current Report on Form 8-K is derived from Arconic’s consolidated financial information but is not presented in Arconic’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).  Certain of these financial measures are considered “non-GAAP financial measures” under SEC rules.  These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to any measure of performance or financial condition as determined in accordance with GAAP, and investors should consider Arconic’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Arconic.  Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. Non-GAAP financial measures presented by Arconic may not be comparable to non-GAAP financial measures presented by other companies.  Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found below under “Arconic Corporation and subsidiaries – Calculation of Non-GAAP Financial Measures (unaudited).”  Arconic has not provided reconciliations of any forward-looking non-GAAP financial measures, such as adjusted EBITDA and free cash flow, to the most directly comparable GAAP financial measures because such reconciliations are not available without unreasonable efforts due to the variability and complexity with respect to the charges and other components excluded from the non-GAAP measures, such as the effects of metal price lag, foreign currency movements, gains or losses on sales of assets, taxes, and any future restructuring or impairment charges.  These reconciling items are in addition to the inherent variability already included in the GAAP measures, which includes, but is not limited to, price/mix and volume.  Arconic believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Forward-Looking Statements and Information
This Current Report on Form 8-K contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning.  All statements that reflect the Company’s expectations, assumptions, projections, beliefs or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements, relating to the condition of, or trends or developments in, the ground transportation, aerospace, building and construction, industrial, packaging and other end markets; the Company’s future financial results, operating performance, working capital, cash flows, liquidity and financial position; cost savings and restructuring programs; the Company’s strategies, outlook, business and financial prospects; share repurchases; costs associated with pension and other post-retirement benefit plans; projected sources of cash flow; potential legal liability; the impact of inflationary price pressures; and the potential impact of public health epidemics or pandemics, including the COVID-19 pandemic.  These statements reflect beliefs and assumptions that are based on the Company’s perception of historical trends, current conditions and expected future developments, as well as other factors the Company believes are appropriate in the circumstances.  Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and changes in circumstances, many of which are beyond the Company’s control.  Such risks and uncertainties include, but are not limited to:  (i) continuing uncertainty regarding the impact of the COVID-19 pandemic on our business and the businesses of our customers and suppliers; (ii) deterioration in global economic and financial market conditions generally; (iii) unfavorable changes in the end markets we serve; (iv) the inability to achieve the level of revenue growth, cash generation, cost savings, benefits of our management of legacy liabilities, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; (v) adverse changes in discount rates or investment returns on pension assets; (vi) competition from new product offerings, disruptive technologies, industry consolidation or other developments; (vii) the loss of significant customers or adverse changes in customers’ business or financial condition; (viii) manufacturing difficulties or other issues that impact product performance, quality or safety or timely delivery; (ix) the impact of pricing volatility in raw materials and inflationary pressures on our costs of production, including energy; (x) a significant downturn in the business or financial condition of a key supplier or other supply chain disruptions; (xi) challenges to or infringements on our intellectual property rights; (xii) the inability to successfully implement or to realize the expected benefits of strategic initiatives or projects; (xiii) the inability to identify or successfully respond to changing trends in our end markets; (xiv) the impact of potential cyber attacks and information technology or data security breaches; (xv) geopolitical, economic, and regulatory risks relating to our global operations, including compliance with U.S. and foreign trade and tax laws and other regulations, potential expropriation of properties located outside the U.S., sanctions, tariffs, embargoes, and renegotiation or nullification of existing agreements; (xvi) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation and compliance matters; (xvii) the impact of the ongoing conflict between Russia and Ukraine on economic conditions in general and on our business and operations, including sanctions, tariffs, and increased energy prices; (xviii) the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction; (xix) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction; (xx) the possibility that the Company’s stockholders may not approve the proposed transaction; (xxi) the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; (xxii) risks related to disruption of management time from ongoing business operations due to the proposed transaction; (xxiii) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock; (xxiv) the risk of any unexpected costs or expenses resulting from the proposed transaction; (xxv) the risk of any litigation relating to the proposed transaction; (xxvi) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and (xxvii) the other risk factors summarized in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and other documents filed by the Company with the SEC.  The above list of factors is not exhaustive or necessarily in order of importance.  Market projections are subject to the risks discussed above and in this Current Report on Form 8-K, and other risks in the market.  The statements in this Current Report on Form 8-K are made as of the date set forth above, even if subsequently made available by the Company on its website or otherwise.  The Company disclaims any intention or obligation to update any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Arconic Corporation and subsidiaries
Calculation of Non-GAAP Financial Measures (unaudited)
(in millions)

Adjusted EBITDA	Quarter ended
June 30, 2023
	LOW		HIGH
Net income attributable to Arconic Corporation	~$50	-	~$70
Add:
Provision for income taxes		~17
Other expenses, net		~17
Interest expense		~25
Restructuring and other charges(1)		~9
Provision for depreciation and amortization		~52
Stock-based compensation		~12
Metal price lag(2)		~20
Unrealized gains on mark-to-market hedging instruments and derivatives		~(18)
Other special items(3)	~9	-	~(1)
Adjusted EBITDA	~$193	-	~$203

Arconic’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for the following items: Provision for depreciation and amortization; Stock-based compensation; Metal price lag (see footnote 3); Unrealized (gains) losses on mark-to-market hedging instruments and derivatives; and Other special items. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Special items are composed of restructuring and other charges, discrete income tax items, and other items as deemed appropriate by management. There can be no assurances that additional special items will not occur in future periods. Adjusted EBITDA provides additional information with respect to Arconic’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1)	Restructuring and other charges primarily includes approximately $11 for costs incurred related to the Transaction.

(2)
Metal price lag represents the financial impact of the timing difference between when aluminum prices included in Sales are recognized and when aluminum purchase prices included in Cost of goods sold are realized. This adjustment aims to remove the effect of the volatility in metal prices and the calculation of this impact considers applicable metal hedging transactions.

(3)	Other special items include costs related to several legal matters, including Grenfell Tower.

Arconic Corporation and subsidiaries
Calculation of Non-GAAP Financial Measures (unaudited)
Reconciliation of Total Company Adjusted EBITDA
($ in millions)

	Quarter ended
	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020
Net (loss) income attributable to Arconic Corporation	$25	$(273)	$(65)	$114	$42	$(38)	$16	$(427)	$52	$(64)	$5	$(96)
Add:
Net income attributable to noncontrolling interest(1)	–	–	–	1	–	–	–	–	–	–	–	–
(Benefit) Provision for income taxes	10	(36)	(25)	38	12	19	11	(108)	16	(4)	10	(32)
Other expenses (income), net(2)	11	32	27	(35)	17	15	15	15	22	1	27	16
Interest expense	25	26	27	26	25	26	26	25	23	21	22	40
Restructuring and other charges(3)	–	337	112	2	5	12	14	597	1	127	3	77
Impairment of goodwill(4)	–	–	–	–	–	65	–	–	–	–	–	–
Provision for depreciation and amortization	53	56	59	62	60	67	61	62	63	60	63	68
Stock-based compensation	6	(4)	6	8	5	7	8	5	2	5	6	5
Metal price lag(5)	–	(8)	(15)	(30)	36	(11)	21	11	(5)	(3)	16	10
Unrealized (gains) losses on mark-to-market hedging instruments and derivatives	20	10	7	(21)	(2)	–	–	–	–	–	–	–
Other special items(6)	7	14	10	39	5	13	(1)	7	5	8	13	11
Adjusted EBITDA	$157	$154	$143	$204	$205	$175	$171	$187	$179	$151	$165	$99

Arconic’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for the following items: Provision for depreciation and amortization; Stock-based compensation; Metal price lag (see footnote 4); Unrealized (gains) losses on mark-to-market hedging instruments and derivatives (see below); and Other special items. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Special items are composed of restructuring and other charges, discrete income tax items, and other items as deemed appropriate by management. There can be no assurances that additional special items will not occur in future periods. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Arconic’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

Effective in the first quarter of 2022, management modified the Company’s definition of Adjusted EBITDA to exclude the impact of unrealized gains and losses on mark-to-market hedging instruments and derivatives. This modification was deemed appropriate as Arconic is considering entering into additional hedging instruments in future reporting periods if favorable conditions exist to mitigate cost inflation. Certain of these instruments may not qualify for hedge accounting for consistency purposes. The Company does not have a regular practice of entering into contracts that are treated as derivatives for accounting purposes. Ultimately, this change was made to maintain the transparency and visibility of the underlying operating performance of Arconic. Prior to this change, the Company had a limited number of hedging instruments and derivatives that did not qualify for hedge accounting, the unrealized impact of which was not material to Arconic’s Adjusted EBITDA. Accordingly, periods prior to the effective date of this change were not recast to reflect this change.

1)
Prior to the sale of Arconic’s operations in Russia (see footnote 3 below), VSMPO-AVISMA Corporation owned a limited portion of one of the legal entities included in the sale. VSMPO-AVISMA Corporation’s share of net income (loss) of this legal entity was reported in this line item. Subsequent to the sale, there is no longer a noncontrolling interest in Arconic Corporation and its subsidiaries.

2)
In the quarters ended September 30, 2022 and June 30, 2022, Other expenses (income), net includes an $11 loss and a $54 gain, respectively, for the remeasurement of monetary balances, primarily cash, related to the Company’s operations in Russia from rubles to the U.S. dollar. This loss and gain were the result of a significant weakening and strengthening, respectively, of the ruble against the U.S. dollar in the respective periods.

3)
On November 15, 2022, Arconic completed the sale of 100% of its operations in Russia to Promishlennie Investitsii LLC, the majority owner of VSMPO-AVISMA Corporation, for cash proceeds of $230. The transaction closed after the Company received all required approvals, resulting in the receipt of the cash consideration in exchange for all of Arconic’s net assets in Russia. These net assets included $203 of cash held in Russia that was not available for distribution to the parent company because of injunctions imposed as a result of litigation initiated in March 2020 by the Federal Antimonopoly Service of The Russian Federation. In the quarter ended December 31, 2022, the Company recorded a loss of $306 ($304 after-tax) in connection with this transaction. At a hearing on December 22, 2022, the Samara Court dismissed the litigation.

In the quarter ended September 30, 2022, the Company updated its five-year strategic plan, the results of which indicated that there was a decline in the forecasted financial performance for the Extrusions segment (and asset group). As such, management evaluated the recoverability of the long-lived assets of the Extrusions asset group and, ultimately, determined that such assets were impaired. Accordingly, in the quarter ended September 30, 2022, the Company recorded an impairment charge of $92, composed of $90 for Properties, plants, and equipment and $2 for intangible assets.

Also, in the quarters ended September 30, 2022 and December 31, 2022, Restructuring and other charges includes $15 and $31, respectively, related to the settlement of a portion of the Company’s U.S. defined benefit pension plan obligations as a result of elections by certain plan participants to receive lump-sum benefit payments. In the year ended December 31, 2021, Restructuring and other charges includes $584 related to the settlement of a portion of the Company’s U.S. defined benefit pension plan obligations as a result of the purchase of a group annuity contract ($549–2Q21) and elections by certain plan participants to receive lump-sum benefit payments ($11-4Q21, $5-3Q21, $19-2Q21). In the year ended December 31, 2020, Restructuring and other charges includes a $198 settlement charge related to the annuitizations of a portion of the Company’s U.S. ($140-4Q20) and U.K. ($3-3Q20, $55-2Q20) defined benefit pension plan obligations and a $25 benefit (4Q20) for contingent consideration received related to the October 2018 sale of the Texarkana (Texas) rolling mill.

4)
In the quarter ended December 31, 2021, Arconic completed its annual review of goodwill for impairment for each of its three reporting units: Rolled Products, Building and Construction Systems, and Extrusions. The results of this review indicated that the carrying value of the Extrusions reporting unit’s goodwill was fully impaired. Accordingly, in the quarter ended December 31, 2021, the Company recognized an impairment charge of $65. This impairment was primarily driven by a combination of market-based factors, including delays in aerospace market improvement and significant cost inflation, resulting in increasingly limited margin expansion. The Company had not previously identified any triggering events during 2021 prior to the annual review.

5)
Metal price lag represents the financial impact of the timing difference between when aluminum prices included in Sales are recognized and when aluminum purchase prices included in Cost of goods sold are realized. This adjustment aims to remove the effect of the volatility in metal prices and the calculation of this impact considers applicable metal hedging transactions.

6)	Other special items include the following:
•	for the quarter ended March 31, 2023, costs related to several legal matters, including Grenfell Tower ($3) and other ($1), and other items ($3);
•	for the quarter ended December 31, 2022, a charge related to environmental remediation matters ($9), costs related to several legal matters ($1), and other items ($4);
•	for the quarter ended September 30, 2022, a charge related to the Grasse River environmental remediation matter ($9), costs related to the Grenfell Tower legal matter ($3), and other items ($(2));
•
for the quarter ended June 30, 2022, costs related to a new labor agreement with the United Steelworkers ($19), a charge for two environmental remediation matters ($9), costs related to several legal matters, including Grenfell Tower ($3) and other ($4), and other items ($4);

•	for the quarter ended March 31, 2022, costs related to several legal matters ($2), costs related to the packaging restart at the Tennessee rolling mill ($2), and other items ($1);
•
for the quarter ended December 31, 2021, costs related to several legal matters, including Grenfell Tower ($4) and other ($2), costs related to both an equipment fire and packaging restart at the Tennessee rolling mill ($5), and other items ($2);

•
for the quarter ended September 30, 2021, a partial reversal of a previously established reserve related to the Grasse River environmental remediation matter ($11), costs related to several legal matters ($7), and other items ($3);

•
for the quarter ended June 30, 2021, a write-down of inventory related to the idling of both the remaining operations at the Chandler (Arizona) extrusions facility and the casthouse operations at the Lafayette (Indiana) extrusions facility ($4) and costs related to several legal matters ($3);

•	for the quarter ended March 31, 2021, costs related to several legal matters, including Grenfell Tower ($4) and other ($1);
•	for the quarter ended December 31, 2020, costs related to several legal matters ($5) and other items ($3);
•
for the quarter ended September 30, 2020, costs related to several legal matters, including Grenfell Tower ($4) and other ($2), a write-down of inventory related to the idling of the casthouse operations at the Chandler (Arizona) extrusions facility ($5), and other items ($2); and

•	for the quarter ended June 30, 2020, costs related to several legal matters, including a customer settlement ($5), Grenfell Tower ($3), and other ($3).

Arconic Corporation and subsidiaries selected historical data
Calculation of Non-GAAP Financial Measures (unaudited)
Reconciliation of Total Company Adjusted EBITDA excl. Russian Operations
($ in millions)

	Year ended December 31, 2022			Year ended December 31, 2021
	As reported	Russia(1)	As recast(1)	As reported	Russia(1)	As recast(1)
Net (loss) income attributable to Arconic Corporation	$(182)	$75	$(257)	$(397)	$46	$(443)
Add:
Net income attributable to noncontrolling interest	1	1	–	–	–	–
(Benefit) Provision for income taxes	(11)	17	(28)	(62)	14	(76)
Other expenses (income), net(2)	41	(44)	85	67	2	65
Interest expense	104	–	104	100	–	100
Restructuring and other charges(3)	456	–	456	624	–	624
Impairment of goodwill(7)	–	–	–	65	–	65
Provision for depreciation and amortization	237	22	215	253	25	228
Stock-based compensation	15	–	15	22	–	22
Metal price lag(4)	(17)	–	(17)	16	–	16
Unrealized gains on mark-to-market hedging instruments and derivatives	(6)	–	(6)	–	–	–
Other special items(5)	68	–	68	24	–	24
Adjusted EBITDA	$706	$71	$635	$712	$87	$625

	Year ended December 31, 2020			Year ended December 31, 2019
	As reported	Russia(1)	As recast(1)	As reported	Russia(1)	As recast(1)
Net income (loss) attributable to Arconic Corporation	$(109)	$45	$(154)	$177	$45	$132
Add:
(Benefit) Provision for income taxes	1	12	(11)	(62)	9	(71)
Other (income) expenses, net(2)	70	11	59	(15)	(5)	(10)
Interest expense	118	–	118	115	–	115
Restructuring and other charges(3)	188	–	188	87	–	87
Provision for depreciation and amortization	251	24	227	252	30	222
Stock-based compensation	23	–	23	40	–	40
Metal price lag(4)	27	–	27	39	–	39
Other special items(5)	50	–	50	81	–	81
Adjusted EBITDA	$619	$92	$527	$714	$79	$635
Pension/OPEB non-service costs(6)	(1)	–	(1)	86	–	86
Adjusted EBITDA excluding non-service costs	$618	$92	$526	$800	$79	$721

1)
Adjusted EBITDA is a non-GAAP financial measure. See Reconciliation of Adjusted EBITDA presented elsewhere in this Appendix for (i) the Company’s definition of Adjusted EBITDA and (ii) management’s rationale for the presentation of this non-GAAP measure. The “As reported” column presents a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure.

Adjusted EBITDA excluding Russia is also a non-GAAP financial measure. On November 15, 2022, Arconic completed the sale of 100% of its operations in Russia (see footnote 3 to the Reconciliation of Adjusted EBITDA presented elsewhere in this Appendix). Accordingly, management believes the presentation of Adjusted EBITDA excluding Russia is meaningful to investors because such measure provides context as to the contribution made by the Company’s former operations in Russia relative to Arconic’s total financial performance. Additionally, this measure provides a historical basis with which to compare the Company’s financial performance in future periods.

The “Russia” column presents the unaudited combined financial information of Arconic’s subsidiaries that held the Company’s former operations in Russia prepared from the historical accounting records of these legal entities. This information is not equivalent to that which would be presented as consolidated financial information prepared in accordance with accounting principles generally accepted in the United States of America if these subsidiaries were to be presented as a standalone consolidated reporting entity. Other amounts related to Arconic’s former operations in Russia recorded in the historical accounting records of other legal entities included in the Company’s consolidated group, such as the loss on the sale of the previously mentioned former subsidiaries recorded by the direct parent company of these legal entities, were presented in the “As recast” column. However, the amount presented as Adjusted EBITDA excluding Russia is the same whether these other amounts related to Arconic’s former operations in Russia are presented in the “Russia” column or the “As recast” column.

The amounts in the “As recast” column are equal to the amounts in the “As reported” column less the amounts in the “Russia” column. Consequently, there are limitations in the usefulness of the amounts presented in the “As recast” column for Net (loss) income attributable to Arconic Corporation and (Benefit) Provision for income taxes. For example, the (Benefit) Provision for income taxes would need to be recalculated on a “without” approach to consider the consolidated company excluding the former operations in Russia, the impact of which may extend beyond subtracting the amount for (Benefit) Provision for income taxes presented in the “Russia” column from the consolidated amount in the “As reported” column. Conversely, the amount presented for Adjusted EBITDA excluding Russia does not contain any such limitations.

2)	See footnote 2 to the Reconciliation of Adjusted EBITDA presented elsewhere in this Appendix.

3)	See footnote 3 to the Reconciliation of Adjusted EBITDA presented elsewhere in this Appendix.

4)	See footnote 5 to the Reconciliation of Adjusted EBITDA presented elsewhere in this Appendix.

5)	See footnote 6 to the Reconciliation of Adjusted EBITDA presented elsewhere in this Appendix.

6)
In preparation for the separation of Arconic from its former parent company, effective January 1, 2020, certain U.S. defined benefit pension and other postretirement plans previously sponsored by the former parent company were separated into standalone plans for both Arconic and the former parent company. Additionally, effective April 1, 2020, Arconic assumed a portion of the obligations associated with certain non-U.S. defined benefit pension plans that included participants related to both Arconic and its former parent company, as well as legacy defined benefit pension plans assigned to the Company as a result of the separation from the former parent company. As a result, beginning in the first quarter of 2020 for these U.S. plans and in the second quarter of 2020 for these non-U.S. plans, Arconic applied defined benefit plan accounting resulting in benefit plan expense being recorded in operating income (service cost) and nonoperating income (nonservice cost). In all historical periods prior to these respective timeframes, Arconic was considered a participating employer in the former parent company’s defined benefit plans and, therefore, applied multiemployer plan accounting resulting in the Company’s share of benefit plan expense being recorded entirely in operating income. Also, Arconic is the plan sponsor of certain other non-U.S. defined benefit plans that contain participants related only to the underlying operations of the Company and, therefore, the related benefit plan expense (excluding settlements and curtailments) was recorded in accordance with defined benefit plan accounting in all periods presented. Accordingly, this adjustment reflects a proxy of non-service cost associated with certain defined benefit pension and other postretirement plan obligations had standalone plans existed for all the Company’s participants instead of participating in defined benefit plans sponsored by Arconic’s former parent company.

7)	See footnote 4 to the Reconciliation of Adjusted EBITDA presented elsewhere in this Appendix.

Arconic Corporation and subsidiaries selected historical data
Calculation of Non-GAAP Financial Measures (unaudited)
Reconciliation of Total Company Sales excl. Russian Operations

($ in millions)

	Quarter ended				Year ended December 31,
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	2022	2021	2020	2019
Sales	$1,942	$2,280	$2,548	$2,191	$8,961	$7,504	$5,675	$7,277
Less: Sales related to Russian Operations*	116	240	314	233	903	968	705	703
Sales excluding Russian Operations	$1,826	$2,040	$2,234	$1,958	$8,058	$6,536	$4,970	$6,574

Sales excluding Russian Operations is a non-GAAP financial measure. Management believes this non-GAAP financial measure is meaningful and useful to investors because this measure presents Sales on a comparable basis for all periods presented due to the impact of the sale of the Company’s former operations in Russia. See footnote 1 to the Reconciliation of Total Company Adjusted EBITDA excluding Russian Operations presented elsewhere in this Appendix. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.  Accordingly, Arconic encourages consideration of non-GAAP measures as a supplement to the respective GAAP measures.

* Shipments associated with Sales related to Arconic’s former operations in Russia were as follows (thousand metric tons (kmt)):
•	30 kmt in quarter ended December 31, 2022,
•	53 kmt in quarter ended September 30, 2022,
•	64 kmt in quarter ended June 30, 2022,
•	58 kmt in quarter ended March 31, 2022,
•	206 kmt in year ended December 31, 2022,
•	263 kmt in year ended December 31, 2021,
•	244 kmt in year ended December 31, 2020, and
•	229 kmt in year ended December 31, 2019.

Arconic Corporation and subsidiaries
Calculation of Non-GAAP Financial Measures (unaudited)
Reconciliation of Certain Segment Information excl. Russian Operations
($ in millions)

	Year ended December 31,
	2022	2021	2020	2019
Reconciliation of Rolled Products Third-party Sales
As reported	$7,313	$6,187	$4,335	$5,609
Less: Russian Operations	903	968	705	703
As recast	$6,410	$5,219	$3,630	$4,906
Reconciliation of Segment Adjusted EBITDA
Rolled Products (As reported)	$581	$655	$527	$640
Add: Pension/OPEB non-service costs*	–	–	–	47
Less: Russian Operations	71	87	92	79
Rolled Products (As recast)	$510	$568	$435	$608
Building and Construction Systems (As reported)	$195	$130	$137	$126
Add: Pension/OPEB non-service costs*	–	–	–	3
Building and Construction Systems (As recast)	$195	$130	$137	$129
Extrusions (As reported)	$(47)	$(28)	$(16)	$(9)
Add: Pension/OPEB non-service costs*	–	–	–	12
Extrusions (As recast)	$(47)	$(28)	$(16)	$3
Total Segment (As reported)	$729	$757	$648	$757
Add: Pension/OPEB non-service costs*	–	–	–	62
Less: Russian Operations	71	87	92	79
Total Segment (As recast)	$658	$670	$556	$740
Corporate (As reported)	$(23)	$(45)	$(29)	$(43)
Add: Pension/OPEB non-service costs*	–	–	(1)	24
Corporate (As recast)	$(23)	$(45)	$(30)	$(19)
Total Company Adjusted EBITDA (As reported)	$706	$712	$619	$714
Add: Pension/OPEB non-service costs*	–	–	(1)	86
Less: Russian Operations	71	87	92	79
Total Company Adjusted EBITDA (As recast)	$635	$625	$526	$721

The Company has three reportable segments: Rolled Products, Building and Construction Systems, and Extrusions. Arconic’s profit or loss measure for its reportable segments is Segment Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization). The Company calculates Segment Adjusted EBITDA as Total sales (third-party and intersegment) minus each of (i) Cost of goods sold, (ii) Selling, general administrative, and other expenses, and (iii) Research and development expenses, plus each of (i) Stock-based compensation expense, (ii) Metal price lag, and (iii) Unrealized (gains) losses on mark-to-market hedging instruments and derivatives. Arconic’s Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies’ reportable segments.

Adjusted EBITDA excluding Russian Operations for the Rolled Products segment is a non-GAAP financial measure. On November 15, 2022, Arconic completed the sale of 100% of its operations in Russia (see footnote 3 to the Reconciliation of Total Company Adjusted EBITDA presented elsewhere in this Appendix). Accordingly, management believes the presentation of Adjusted EBITDA excluding Russia is meaningful to investors because such measure provides context as to the contribution made by the Company’s former operations in Russia relative to the Rolled Products segment’s total financial performance. Additionally, this measure provides a historical basis with which to compare the Rolled Products segment’s financial performance in future periods.

* In preparation for the separation of Arconic from its former parent company, effective January 1, 2020, certain U.S. defined benefit pension and other postretirement plans previously sponsored by the former parent company were separated into standalone plans for both Arconic and the former parent company. Additionally, effective April 1, 2020, Arconic assumed a portion of the obligations associated with certain non-U.S. defined benefit pension plans that included participants related to both Arconic and its former parent company, as well as legacy defined benefit pension plans assigned to the Company as a result of the separation from the former parent company. As a result, beginning in the first quarter of 2020 for these U.S. plans and in the second quarter of 2020 for these non-U.S. plans, Arconic applied defined benefit plan accounting resulting in benefit plan expense being recorded in operating income (service cost) and nonoperating income (nonservice cost). In all historical periods prior to these respective timeframes, Arconic was considered a participating employer in the former parent company’s defined benefit plans and, therefore, applied multiemployer plan accounting resulting in the Company’s share of benefit plan expense being recorded entirely in operating income. Also, Arconic is the plan sponsor of certain other non-U.S. defined benefit plans that contain participants related only to the underlying operations of the Company and, therefore, the related benefit plan expense (excluding settlements and curtailments) was recorded in accordance with defined benefit plan accounting in all periods presented. Accordingly, this adjustment reflects a proxy of non-service cost associated with certain defined benefit pension and other postretirement plan obligations had standalone plans existed for all the Company’s participants instead of participating in defined benefit plans sponsored by Arconic’s former parent company.

Arconic Corporation and subsidiaries
Calculation of Non-GAAP Financial Measures (unaudited)
Reconciliation of Total Company Capital Expenditures excl. Russian Operations
($ in millions)

	Quarter ended				Year ended December 31,
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	2022	2021	2020	2019
Capital Expenditures	$70	$47	$33	$95	$245	$184	$163	$201
Less: Capital Expenditures related to Russian Operations	2	2	1	2	7	13	5	9
Capital Expenditures excluding Russian Operations	$68	$45	$32	$93	$238	$171	$158	$192

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCONIC CORPORATION

Dated: July 13, 2023	By:	/s/ Erick R. Asmussen
	Name:	Erick R. Asmussen
	Title:	Executive Vice President and Chief Financial Officer